Exhibit 99.1

Contact:	Carl D. Mautz
Chief Financial Officer
Watson Wyatt
(202) 715-7056

Investor Relations:
Jody Burfening
Media Contact:
Chenoa Taitt
Lippert Heilshorn & Associates, Inc.
(212) 838-3777

WATSON WYATT & COMPANY HOLDINGS REPORTS RESULTS FOR THIRD QUARTER OF FISCAL 2004

Benefits Group Demonstrates Continued Growth

WASHINGTON DC, May 6, 2004 — Watson Wyatt & Company Holdings (NYSE: WW), a leading international human capital consulting firm, today announced financial results for the third quarter of fiscal year 2004 ended March 31, 2004.

Revenues were $180.7 million for the quarter, up 2% from $177.6 million in the third quarter of fiscal 2003.  Income from continuing operations for the third quarter was $14.0 million or $0.42 per diluted share, compared to $12.4 million or $0.37 per diluted share in the third quarter of last fiscal year.

“This past quarter was a solid one, with some encouraging signs on the revenue front,” said John Haley, president and chief executive officer of Watson Wyatt. “We are gaining share in our target market and experiencing accelerated growth in our benefits business, while our technology solutions are seeing significant traction in the marketplace.  Our revenue growth prospects, combined with disciplined cost management, will allow us to increase the bottom line going forward.”

As of March 31, 2004, the company had cash and cash equivalents of $153.7 million.  This cash balance does not include the impact of the $21.0 million of cash used in connection with the share repurchase through a modified Dutch Auction tender offer that was completed on April 2, 2004.

Third Quarter Fiscal 2004 Operating Highlights

•                  Benefits Group revenues (representing 61% of total third-quarter revenues) were $110.0 million, up 6% from $104.0 million in the prior-year third quarter.  New client wins in the retirement practice continued to drive revenue growth.

•                  Technology Solutions Group revenues (representing 11% of total third-quarter revenues) were

$20.3 million, versus prior-year third-quarter revenues of $22.5 million.  Although client technology spending was still restrained, results for the quarter were better than anticipated.  Additionally, the company’s pipeline of future service revenue continued to grow.

•                  Human Capital Group revenues (representing 6% of total third-quarter revenues) totaled $11.6 million in the third quarter, versus $12.2 million in the prior-year third quarter. Corporate governance issues and proposed changes in stock option accounting drove demand for executive compensation consulting, although this was offset by lower spending on broad-based talent management consulting.

•                  International segment revenues (representing 12% of total third-quarter revenues) were $22.1 million as compared to $19.1 million for the third quarter of the prior year.  In terms of local currencies, revenues were up 6%.  Australia continued to have strong growth, while Mexico also grew in the quarter.

Outlook for Fiscal Year 2004

Management expects fourth quarter revenues to be up 1% to 2% over the prior-year fourth quarter, with individual practice groups growing at rates comparable to the third quarter.  Management reaffirms its revenue guidance for the year of flat to down 1%.

Fully-diluted earnings per share for the fourth quarter are expected to be in the range of $0.35 to $0.37, bringing the total guidance for fiscal 2004 to $1.47 to $1.49.  This decreased guidance reflects a fourth quarter estimated charge of $3.2 million related to a lease termination, which will generate significant future savings.

Conference Call

The company will host a live webcast and conference call to discuss the financial results for the third quarter of fiscal year 2004.  It will be held on Thursday, May 6, 2004, beginning at 9:00 a.m. Eastern Time, and can be accessed via the Internet.  A replay of the webcast will be available two hours after the live call for a period of one year.  To access the live webcast or replay, visit www.watsonwyatt.com/investors/confcall.asp.

Watson Wyatt is an international human capital consulting firm that provides services in the areas of employee benefits, human capital strategies and related technology solutions.  The firm is headquartered in Washington, D.C., and has 3,880 associates in 61 offices in the Americas and Asia-Pacific.  Together with Watson Wyatt LLP, a leading Europe-based consulting partnership, the firm operates globally as Watson Wyatt Worldwide.  Watson Wyatt Worldwide has more than 6,000 associates in 88 offices in 30 countries.

Statements in this press release regarding projections and expectations of future earnings, revenues, operations, business trends and other such items are forward-looking statements, including, but not limited to the section entitled “Outlook for Fiscal Year 2004.”  A number of risks and uncertainties exist which could cause actual results to differ materially from the results reflected in these forward-looking statements.  Such factors include but are not limited to our continued ability to recruit and retain qualified associates; outcomes of litigation; the ability of the company to obtain professional liability insurance; a significant decrease in the demand for the consulting services we offer as a result of changing economic conditions or other factors; actions by competitors offering human resources consulting services; regulatory, legislative and technological developments that may affect the demand for or costs of our services and other factors discussed under “Risk factors” in the company’s Annual Report on Form 10-K dated September 23, 2003, which is on file with the Securities and Exchange Commission.  These statements are based on assumptions that may not come true.  All forward-looking disclosure is speculative by its nature.  The Company undertakes no obligation to update any of the forward-looking information included in this report, whether as a result of new information, future events, changed expectations or otherwise.

(Tables Follow)

WATSON WYATT & COMPANY HOLDINGS

Consolidated Statements of Operations

(Thousands of U.S. Dollars, Except Per Share Data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2004	2003	2004	2003
	(Unaudited)		(Unaudited)

Revenue	$180,655	$177,596	$521,991	$531,178

Costs of providing services:
Salaries and employee benefits	100,231	100,584	299,678	299,935
Professional and subcontracted services	11,618	11,564	33,317	35,424
Occupancy, communications and other	28,422	27,295	77,861	79,408
General and administrative expenses	15,269	13,690	45,860	42,895
Depreciation and amortization	4,091	4,854	14,138	15,199
	159,631	157,987	470,854	472,861

Income from operations	21,024	19,609	51,137	58,317

Income from affiliates	2,261	1,322	5,099	4,229
Interest income, net	20	150	404	617
Other non-operating income	45	—	6,197	641

Income from continuing operations before income taxes	23,350	21,081	62,837	63,804
Provision for income taxes	9,374	8,640	25,562	26,156

Income from continuing operations	13,976	12,441	37,275	37,648

Discontinued operations:

Adjustment to reduce estimated loss on disposal of discontinued operations less applicable income taxes for the three and nine months ended March 31, 2004 and 2003	592	6,752	592	6,752

Sublease income from discontinued operations, less applicable income tax expense for the three and nine months ended March 31, 2004	21	—	47	—

Net income	$14,589	$19,193	$37,914	$44,400

Basic earnings per share:
Income from continuing operations	$0.42	$0.37	$1.13	$1.14
Income from discontinued operations	0.02	0.21	0.02	0.21
Net income	$0.44	$0.58	$1.15	$1.35

Diluted earnings per share:
Income from continuing operations	$0.42	$0.37	$1.12	$1.13
Income from discontinued operations	0.02	0.21	$0.02	0.21
Net income	$0.44	$0.58	$1.14	$1.34

Weighted average shares of common stock, basic (000)	32,968	32,942	33,064	32,944
Weighted average shares of common stock, diluted (000)	33,288	33,242	33,401	33,277

WATSON WYATT & COMPANY HOLDINGS

Supplemental Segment Data

(Thousands of U.S. Dollars)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2004	2003	2004	2003
	(Unaudited)		(Unaudited)
Revenue (net of reimbursable expenses)
Benefits Group	$110,029	$103,996	$312,325	$301,072
Technology Solutions Group	20,258	22,467	62,398	75,296
Human Capital Group	11,639	12,216	33,427	35,402
International	22,088	19,103	60,420	56,167
Other	9,562	10,648	32,197	36,559
Total segment revenue	173,576	168,430	500,767	504,496
Reimbursable expenses and other	7,079	9,166	21,224	26,682
Consolidated revenue	$180,655	$177,596	$521,991	$531,178

Net operating income
Benefits Group	$26,541	$26,741	$65,304	$70,684
Technology Solutions Group	2,729	3,081	8,184	12,731
Human Capital Group	2,085	1,549	3,973	1,076
International	1,713	847	466	2,171
Other	(319)	(586)	315	1,549
Total segment net operating income	32,749	31,632	78,242	88,211
Discretionary compensation and other	(9,399)	(10,551)	(15,405)	(24,407)

Income before income taxes	$23,350	$21,081	$62,837	$63,804

	March 31,
	2004	2003
	(Unaudited)
Associates (period end full-time equivalents)
Benefits Group	1,635	1,658
Technology Solutions Group	330	397
Human Capital Group	150	180
International	965	989
Other	575	687
Total segment associates	3,655	3,911
Corporate	225	229
Total	3,880	4,140

WATSON WYATT & COMPANY HOLDINGS

Consolidated Balance Sheets

(Thousands of U.S. Dollars, Except Per Share Data)

	March 31, 2004	June 30, 2003
	(Unaudited)
Assets
Cash and cash equivalents	$153,709	$144,374
Receivables from clients:
Billed, net of allowances of $2,510 and $862	75,059	78,373
Unbilled, net of allowances of $867 and $419	72,042	60,549
	147,101	138,922

Deferred income taxes	7,385	3,885
Other current assets	13,763	11,448
Total current assets	321,958	298,629

Investment in affiliates	29,596	26,431
Fixed assets, net	58,730	60,716
Deferred income taxes	99,822	101,214
Goodwill and intangible assets	20,965	20,878
Other assets	5,368	6,594

Total Assets	$536,439	$514,462

Liabilities

Accounts payable and accrued liabilities	$93,625	$114,013
Income taxes payable	11,239	15,308
Total current liabilities	104,864	129,321

Accrued retirement benefits	200,794	195,705
Deferred rent and accrued lease losses	6,654	4,608
Other noncurrent liabilities	30,347	33,091

Total Liabilities	342,659	362,725

Commitments and contingencies

Stockholders’ Equity
Preferred Stock - No par value: 1,000,000 shares authorized; none issued and outstanding	—	—
Class A Common Stock - $.01 par value: 69,000,000 shares authorized; 33,372,880 and 33,087,880 issued and 33,011,332 and 32,943,156 outstanding	334	331
Additional paid-in capital	150,866	145,922
Treasury stock, at cost - 361,548 and 144,724 shares	(8,555)	(2,956)
Retained earnings	115,431	77,517
Accumulated other comprehensive loss	(64,296)	(69,077)
Total Stockholders’ Equity	193,780	151,737

Total Liabilities and Stockholders’ Equity	$536,439	$514,462

WATSON WYATT & COMPANY HOLDINGS

Consolidated Statements of Cash Flows

(Thousands of U.S. Dollars)

	Nine months ended March 31
	2004	2003
Cash flows (used in) from operating activities:
Net income	$37,914	$44,400
Adjustments to reconcile net income to net cash from (used in) operating activities:
Other non-operating gain related to PCIC	(5,600)	—
Income from discontinued operations, net of income tax expense	(592)	(6,752)
Provision for doubtful receivables from clients	5,610	6,494
Depreciation	13,895	14,983
Amortization of intangible assets	243	216
Provision for deferred income taxes	(2,108)	(2,953)
Income from affiliates	(5,099)	(4,229)
Distributions from affiliates	4,404	3,400
Other, net	10	(843)
Changes in operating assets and liabilities (net of discontinued operations)
Receivables from clients	(13,789)	(2,317)
Other current assets	(2,315)	6,007
Other assets	1,226	1,922
Accounts payable and accrued liabilities	(10,080)	(27,438)
Income taxes payable	(4,477)	3,000
Accrued retirement benefits	5,089	5,379
Deferred rent and accrued lease losses	2,046	973
Other noncurrent liabilities	(1,694)	1,221
Net cash from (used in) operating activities	24,683	43,463

Cash flows used in investing activities:
Purchases of fixed assets	(12,334)	(13,402)
Proceeds from divestitures	598	1,042
Acquisitions and contingent consideration payments	(114)	(442)
Investment in affiliate	—	(1,961)
Net cash used in investing activities	(11,850)	(14,763)

Cash flows used in financing activities:
Issuances of common stock - exercise of options	1,632	458
Issuances of common stock - employee stock purchase plan	5,024	4,768
Repurchases of common stock	(12,161)	(11,385)
Net cash used in financing activities	(5,505)	(6,159)

Effect of exchange rates on cash	2,007	1,280

Decrease in cash and cash equivalents	9,335	23,821

Cash and cash equivalents at beginning of period	144,374	95,974

Cash and cash equivalents at end of period	$153,709	$119,795